Exhibit 99.1

Investor Contact

Ken Diptee

Executive Director, Investor Relations

DineEquity, Inc.

818-637-3632

Media Contact

Patrick Lenow

Vice President, Communications

DineEquity, Inc.

818-637-3122

DineEquity, Inc. Reports Successful Fourth Quarter and Fiscal 2015 Year-Over-Year Results

Company Provides Financial Guidance for Fiscal 2016

Fourth Quarter 2015 Highlights

➢              Adjusted EPS (Non-GAAP) of $1.59, a 37% increase over the fourth quarter of 2014

➢              GAAP EPS of $1.35 compares to a net loss per share of $1.18 due to one-time items related to the securitization refinancing in the fourth quarter of 2014

➢              Domestic system-wide comparable same-restaurant sales increased 1.4% at IHOP and declined 2.5% at Applebee’s

Fiscal 2015 Highlights

➢              Adjusted EPS (Non-GAAP) of $6.19, a 31% increase over fiscal 2014

➢              GAAP EPS of $5.52 compares to $1.90 for fiscal 2014

➢              Domestic system-wide comparable same-restaurant sales increased 4.5% at IHOP and increased 0.2% at Applebee’s

➢              Generated strong free cash flow of $142 million

➢              Returned approximately $136 million to shareholders in share repurchases and quarterly cash dividends combined

GLENDALE, Calif., February 24, 2016 — DineEquity, Inc. (NYSE: DIN), the parent company of Applebee’s Neighborhood Grill & Bar® and IHOP® restaurants, today announced financial results for the fourth quarter and full year of fiscal 2015.

“Our latest fiscal year was highlighted by several notable achievements.  We reported significant growth in adjusted earnings per diluted share, implemented strategic initiatives to accelerate growth across both brands and substantially expanded the international pipeline for longer term restaurant development,” said Julia A. Stewart, Chairman and Chief Executive Officer of DineEquity, Inc.

Ms. Stewart concluded, “We are building on our foundational accomplishments in 2015 and taking bolder steps to improve performance.  DineEquity and its franchisees are making significant investments in important initiatives to drive sales and traffic at both brands.”

Fourth Quarter of Fiscal 2015 Financial Highlights

•                  Adjusted net income available to common stockholders was $29.5 million, or adjusted earnings per diluted share of $1.59, for the fourth quarter of 2015.  This compares to $21.9 million, or adjusted earnings per diluted share of $1.16, for the same period of 2014.  The increase in adjusted net income was mainly due to higher gross profit, including the positive effect of the 53rd calendar week in fiscal 2015. The increase was partially offset by higher income taxes.  (See “Non-GAAP Financial Measures” below.)

•                  GAAP net income available to common stockholders was $25.0 million for the fourth quarter of 2015, or earnings per diluted share of $1.35.  This compares to a GAAP net loss available to common stockholders of $22.1 million, or a net loss per share of $1.18, for the fourth quarter of 2014.  The increase was mainly due to a loss on the extinguishment of debt in the fourth quarter of 2014 that did not recur in the fourth quarter of 2015, higher gross profit, including the positive effect of the 53rd calendar week in fiscal 2015, and a decline in interest expense.  The increase was partially offset by higher income tax expense.

Fiscal 2015 Financial Highlights

•                  Adjusted net income available to common stockholders was $116.1 million, or adjusted earnings per diluted share of $6.19, for fiscal 2015.  This compares to $89.6 million, or adjusted earnings per diluted share of $4.73, for fiscal 2014.  The increase in adjusted net income was primarily due to a significant decline in cash interest expense and higher gross profit, including the positive effect of the 53rd calendar week in fiscal 2015.  The increase was partially offset by higher income taxes and an increase in general and administrative expenses.  (See “Non-GAAP Financial Measures” below.)

•                  GAAP net income available to common stockholders was $103.5 million for fiscal 2015, or earnings per diluted share of $5.52. This compares to net income available to common stockholders of $35.9 million, or earnings per diluted share of $1.90, for fiscal 2014.  The increase was primarily due to a loss on the extinguishment of debt in the fourth quarter of 2014 that did not recur in the fourth quarter of 2015, a significant decline in interest expense and higher gross profit, including the positive effect of the 53rd calendar week in fiscal 2015. The increase was partially offset by higher income tax expense and an increase in general and administrative expenses.  The increase in general and administrative expenses was primarily due to $5.9 million of costs associated with the strategic consolidation of our restaurant support center announced on September 3, 2015.

•                  In fiscal 2015, cash flows from operating activities were $135.5 million compared to $118.5 million in fiscal 2014.  Free cash flow was $142.3 million compared to $120.9 million in fiscal 2014.  The increase in cash flows from operating activities was mainly due to lower interest expense, higher gross profit and a favorable swing in working capital primarily resulting from the timing of collections of gift card receivables due to the 53rd calendar week in fiscal 2015.  (See “Non-GAAP Financial Measures” below.)

Same-Restaurant Sales Performance

Fourth Quarter of Fiscal 2015

•                  IHOP’s domestic system-wide comparable same restaurant sales increased 1.4% for the fourth quarter of 2015.

•                  Applebee’s domestic system-wide comparable same-restaurant sales declined 2.5% for the fourth quarter of 2015.

Fiscal 2015

•                  IHOP’s domestic system-wide comparable same restaurant sales increased 4.5% for fiscal 2015.

•                  Applebee’s domestic system-wide comparable same-restaurant sales increased 0.2% for fiscal 2015.

Financial Performance Guidance for Fiscal 2016

•                  Applebee’s domestic system-wide same-restaurant sales performance is expected to range between negative 2.0% and positive 2.0%.

•                  IHOP’s domestic system-wide same-restaurant sales performance is expected to range between positive 1.0% and positive 4.0%.

•                  Applebee’s franchisees are projected to develop between 35 and 45 new restaurants, the majority of which are expected to be domestic openings.

•                  IHOP franchisees and its area licensee are projected to develop between 60 and 70 restaurants, the majority of which are expected to be domestic openings.

•                  Franchise segment profit is expected to be between $345 million and $360 million.

•                  Rental and Financing segments are expected to generate roughly $40 million in combined profit.

•                  General and administrative expenses are expected to range between $154 million and $158 million, including non-cash stock-based compensation expense and depreciation of approximately $20 million.  This amount includes approximately $4 million of non-recurring costs related to our restaurant support center consolidation.

•                  Interest expense is expected to be approximately $62 million. Approximately $3 million is projected to be non-cash interest expense.

•                  Weighted average diluted shares outstanding are expected to be approximately 18.5 million shares.

•                  The income tax rate is expected to be approximately 37%.

•                  Cash flow provided by operating activities is expected to range between $115 million and $125 million.

•                  Capital expenditures are projected to be roughly $8 million.

•                  Free cash flow (See “Non-GAAP Financial Measures” below) is projected to range between $116 million and $126 million.  Our guidance reflects non-recurring tax payments totaling approximately $10 million related to deferred gains from the repurchase of our debt, primarily in 2008 and 2009, approximately $6 million in cash payments related to our restaurant support center consolidation and the impact of fiscal 2016 containing 52 weeks compared to 53 weeks in fiscal 2015, taking into account the effects to working capital, including gift card receivables.

2016 Financial Performance Guidance Table

(In millions)
Cash flows from operations	$115 - 125
Approximate net receipts from notes and equipment contracts receivable	9
Approximate capital expenditures	(8)
Free cash flow	$116 - 126

Investor Conference Call Today

DineEquity will host a conference call to discuss its results on the same day at 11:00 a.m. Eastern Time/ 8:00 a.m. Pacific Time.  To participate on the call, please dial (888) 771-4371 and reference passcode 41776827. International callers, please dial (847) 585-4405 and reference passcode 41776827. A live webcast of the call will be available at www.dineequity.com, and may be accessed by visiting Calls & Presentations on the site’s Investors section.  Participants should allow approximately ten minutes prior to the call’s start time to visit the site and download any streaming media software needed to listen to the webcast.  A telephonic replay of the call may be accessed from 10:30 a.m. Pacific Time on February 24, 2016 through 8:59 p.m. Pacific Time on March 2, 2016 by dialing (888) 843-7419 and referencing passcode 41776827#. International callers, please dial (630) 652-3042 and reference passcode 41776827#. An online archive of the webcast will also be available on the Investors section of DineEquity’s website.

About DineEquity, Inc.

Based in Glendale, California, DineEquity, Inc., through its subsidiaries, franchises restaurants under the Applebee’s Neighborhood Grill & Bar brand and franchises and operates restaurants under the IHOP brand. With more than 3,600 restaurants combined in 20 countries, and nearly 400 franchisees, DineEquity is one of the largest full-service restaurant companies in the world. For more information on DineEquity, visit www.dineequity.com.

Forward-Looking Statements

Statements contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by words such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those expressed or implied in such statements. These factors include, but are not limited to: the effect of general economic conditions; the Company’s indebtedness; risk of future impairment charges; trading volatility and the price of the Company’s common stock; the Company’s results in any given period differing from guidance provided to the public; the highly competitive nature of the restaurant business; the Company’s business strategy failing to achieve anticipated results; risks associated with the restaurant industry; risks associated with locations of current and future restaurants; rising costs for food commodities and utilities; shortages or interruptions in the supply or delivery of food; ineffective marketing and guest relationship initiatives and use of social media; changing health or dietary preferences; our engagement in business in foreign markets; harm to our brands’ reputation; litigation; fourth-party claims with respect to intellectual property assets; environmental liability; liability relating to employees; failure to comply with applicable laws and regulations; failure to effectively implement restaurant development plans; our dependence upon our franchisees; concentration of Applebee’s franchised restaurants in a limited number of franchisees; credit risk from IHOP franchisees operating under our previous business model; termination or non-renewal of franchise agreements; franchisees breaching their franchise agreements; insolvency proceedings involving franchisees; changes in the number and quality of franchisees; inability of franchisees to fund capital expenditures; heavy dependence on information technology; the occurrence of cyber incidents or a deficiency in our cybersecurity; failure to execute on a business continuity plan; inability to attract and retain talented employees; risks associated with retail brand initiatives; failure of our internal controls; and other factors discussed from time to time in the Company’s Annual and Quarterly Reports on Forms 10-K and 10-Q and in the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update or supplement any forward-looking statements.

Non-GAAP Financial Measures

This news release includes references to the Company’s non-GAAP financial measures “adjusted net income available to common stockholders (adjusted EPS),” “free cash flow,” and “segment EBITDA.”  “Adjusted EPS” is computed for a given period by deducting from net income or loss available to common stockholders for such period the effect of any closure and impairment charges, any gain or loss related to debt extinguishment, any intangible asset amortization, any non-cash interest expense, and any gain or loss related to the disposition of assets.  This is presented on an aggregate basis and a per share (diluted) basis.  “Free cash flow” for a given period is defined as cash provided by operating activities, plus net receipts from notes and equipment contracts receivable, less capital expenditures.  “Segment EBITDA” for a given period is defined as gross profit plus depreciation and amortization as well as interest charges related to the segment. Management utilizes free cash flow to determine the amount of cash remaining for general corporate and strategic purposes and for the return of cash to stockholders pursuant to our capital allocation strategy, after the receipts from notes and equipment contracts receivable, and the funding of operating activities, capital expenditures and debt service. Management believes this information is helpful to investors to determine the Company’s adherence to debt covenants and the Company’s cash available for these purposes. Adjusted EPS, free cash flow and segment EBITDA are supplemental non-GAAP financial measures and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with United States generally accepted accounting principles.

DineEquity, Inc. and Subsidiaries

Consolidated Statements of Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenues:
Franchise and restaurant revenues	$134,832	$131,006	$542,606	$518,579
Rental revenues	33,895	30,709	127,650	122,932
Financing revenues	2,573	2,698	10,844	13,477
Total revenues	171,300	164,413	681,100	654,988
Cost of revenues:
Franchise and restaurant expenses	41,553	49,008	186,986	184,411
Rental expenses	24,515	23,464	94,588	94,637
Financing expenses	4	—	520	825
Total cost of revenues	66,072	72,472	282,094	279,873
Gross profit	105,228	91,941	399,006	375,115
General and administrative expenses	45,044	43,074	155,428	145,910
Interest expense	16,497	21,742	63,254	96,637
Amortization of intangible assets	2,500	2,851	10,000	12,063
Closure and impairment charges	346	2,692	2,576	3,721
Loss on extinguishment of debt	—	64,846	—	64,859
Loss (gain) on disposition of assets	1,393	(263)	(901)	329
Income (loss) before income taxes	39,448	(43,001)	168,649	51,596
Income tax (provision) benefit	(14,091)	20,576	(63,726)	(15,143)
Net income (loss)	$25,357	$(22,425)	$104,923	$36,453
Net income (loss) available to common stockholders:
Net income (loss)	$25,357	$(22,425)	$104,923	$36,453
Less: Net (income) loss allocated to unvested participating restricted stock	(357)	318	(1,400)	(521)
Net income (loss) available to common stockholders	$25,000	$(22,107)	$103,523	$35,932
Net income (loss) available to common stockholders per share:
Basic	$1.36	$(1.18)	$5.55	$1.92
Diluted	$1.35	$(1.18)	$5.52	$1.90
Weighted average shares outstanding:
Basic	18,358	18,741	18,637	18,753
Diluted	18,475	18,741	18,768	18,956

Dividends declared per common share	$0.92	$0.875	$3.545	$3.125
Dividends paid per common share	$0.875	$—	$3.50	$2.25

DineEquity, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	December 31,
	2015	2014

Assets
Current assets:
Cash and cash equivalents	$144,785	$104,004
Receivables, net	139,206	153,498
Restricted cash	32,528	52,262
Prepaid gift card costs	46,792	51,268
Prepaid income taxes	5,186	11,753
Other current assets	4,212	9,239
Total current assets	372,709	382,024
Long-term receivables, net	160,695	180,856
Property and equipment, net	219,580	241,229
Goodwill	697,470	697,470
Other intangible assets, net	772,949	782,336
Deferred rent receivable	90,030	91,117
Other non-current assets, net	18,417	18,704
Total assets	$2,331,850	$2,393,736
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$55,019	$41,771
Gift card liability	167,657	179,760
Accrued employee compensation and benefits	25,085	25,722
Dividends payable	17,082	16,635
Current maturities of capital lease and financing obligations	14,320	14,852
Accrued advertising	8,758	10,150
Accrued interest payable	4,257	14,126
Other accrued expenses	6,251	10,033
Total current liabilities	298,429	313,049
Long-term debt, net	1,279,473	1,276,488
Capital lease obligations, less current maturities	84,781	98,119
Financing obligations, less current maturities	42,395	42,524
Deferred income taxes, net	269,469	288,251
Deferred rent payable	69,397	75,375
Other non-current liabilities	20,683	20,857
Total liabilities	2,064,627	2,114,663
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value, shares: 40,000,000 authorized; 2015 - 25,186,048 issued, 18,535,027 outstanding; 2014 - 25,240,055 issued, 18,953,567 outstanding	252	252
Additional paid-in-capital	286,952	279,946
Retained earnings	351,923	313,644
Accumulated other comprehensive loss	(107)	(73)
Treasury stock, at cost; shares: 2015 - 6,651,021; 2014 - 6,286,488	(371,797)	(314,696)
Total stockholders’ equity	267,223	279,073
Total liabilities and stockholders’ equity	$2,331,850	$2,393,736

DineEquity, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

	Twelve Months Ended
	December 31,
	2015	2014
Cash flows from operating activities:
Net income	$104,923	$36,453
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation and amortization	32,840	34,745
Non-cash interest expense	3,074	5,770
Loss on extinguishment of debt	—	64,859
Closure and impairment charges	2,576	3,687
Deferred income taxes	(17,408)	(30,236)
Non-cash stock-based compensation expense	8,892	9,319
Tax benefit from stock-based compensation	4,862	4,316
Excess tax benefit from stock-based compensation	(4,794)	(5,028)
(Gain) loss on disposition of assets	(901)	329
Other	(6,323)	(3,344)
Changes in operating assets and liabilities:
Accounts receivable, net	(5,239)	(7,326)
Current income tax receivables and payables	5,494	(5,868)
Gift card receivables and payables	21,735	3,555
Prepaid expenses and other current assets	(1,995)	273
Accounts payable	4,546	2,778
Accrued employee compensation and benefits	(594)	767
Accrued interest payable	(9,869)	551
Other current liabilities	(6,310)	2,924
Cash flows provided by operating activities	135,509	118,524
Cash flows from investing activities:
Principal receipts from notes, equipment contracts and other long-term receivables	21,328	15,284
Proceeds from sale of property and equipment	10,782	681
Additions to property and equipment	(6,642)	(5,937)
Other	(267)	540
Cash flows provided by investing activities	25,201	10,568
Cash flows from financing activities:
Repurchase of DineEquity common stock	(70,014)	(32,006)
Dividends paid on common stock	(66,164)	(42,733)
Principal payments on capital lease and financing obligations	(14,226)	(11,825)
Proceeds from issuance of long-term debt	—	1,300,000
Repayment of long-term debt (including premiums)	—	(1,264,086)
Change in restricted cash	19,733	(66,298)
Payment of debt issuance and debt modification costs	(89)	(24,192)
Proceeds from stock options exercised	9,536	8,207
Tax payments for restricted stock upon vesting	(3,499)	(3,194)
Excess tax benefit from share-based compensation	4,794	5,028
Cash flows used in financing activities	(119,929)	(131,099)
Net change in cash and cash equivalents	40,781	(2,007)
Cash and cash equivalents at beginning of period	104,004	106,011
Cash and cash equivalents at end of period	$144,785	$104,004

NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

Reconciliation of net income available to common stockholders to net income available to common stockholders, as adjusted for the following items: Kansas City Support Center consolidation costs; amortization of intangible assets; closure and impairment charges; non-cash interest expense; gain or loss on disposition of assets; loss on extinguishment of debt; incremental Senior Note interest; refinancing expenses not capitalized; the combined tax effect of the preceding adjustments, and income tax adjustments considered unrelated to the respective current period operations, as well as related per share data:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net income (loss) available to common stockholders, as reported	$25,000	$(22,107)	$103,523	$35,932
Kansas City Support Center consolidation costs	2,266	—	5,861	—
Amortization of intangible assets	2,500	2,851	10,000	12,063
Closure and impairment charges	346	2,692	2,576	3,721
Non-cash interest expense	782	749	3,074	5,770
Loss (gain) on disposition of assets	1,393	(263)	(901)	329
Loss on extinguishment of debt	—	64,846	—	64,859
Senior Note interest(1)	—	6,023	—	6,023
Refinancing expenses not capitalized(2)	—	178	—	178
Net income tax provision for above adjustments	(2,769)	(29,292)	(7,832)	(35,317)
Income tax adjustments(3)	—	(3,118)	—	(3,118)
Net income allocated to unvested participating restricted stock	(62)	(618)	(171)	(862)
Net income available to common stockholders, as adjusted	$29,456	$21,941	$116,130	$89,578

Diluted net income available to common stockholders per share:
Net income (loss) available to common stockholders, as reported	$1.35	$(1.18)	$5.52	$1.90
Kansas City Support Center consolidation costs	0.08	—	0.19	—
Amortization of intangible assets	0.08	0.09	0.33	0.40
Closure and impairment charges	0.01	0.09	0.09	0.12
Non-cash interest expense	0.03	0.02	0.10	0.19
Loss (gain) on disposition of assets	0.05	(0.01)	(0.03)	0.01
Loss on extinguishment of debt	—	2.12	—	2.12
Senior Note interest(1)	—	0.20	—	0.20
Refinancing expenses not capitalized(2)	—	0.01	—	0.01
Income tax adjustments(3)	—	(0.16)	—	(0.16)
Net income allocated to unvested participating restricted stock	(0.00)	(0.03)	(0.01)	(0.05)
Rounding	(0.01)	0.01	—	(0.01)
Diluted net income available to common stockholders per share, as adjusted	$1.59	$1.16	$6.19	$4.73

Numerator for basic EPS-income available to common stockholders, as adjusted	$29,456	$21,941	$116,130	$89,578
Effect of unvested participating restricted stock using the two-class method	1	1	6	5
Numerator for diluted EPS-income available to common stockholders after assumed conversions, as adjusted	$29,457	$21,942	$116,136	$89,583

Denominator for basic EPS-weighted-average shares	18,358	18,741	18,637	18,753
Effect of dilutive securities:
Stock options	117	199	131	203
Denominator for diluted EPS-weighted-average shares and assumed conversions	18,475	18,940	18,768	18,956

(1) Represents interest paid on Senior Notes between September 30, 2014 (issuance date of Class A-2 Notes) and October 30, 2014 (retirement date of Senior Notes).

(2) Costs indirectly associated with issuance of Class A-2 Notes unable to be capitalized as debt issuance costs in accordance with U.S. GAAP.

(3) Tax benefits from research and experimentation credits and domestic production activity deductions related to tax years 2011-2013

DineEquity, Inc. and Subsidiaries

Non-GAAP Financial Measures

(In thousands)

(Unaudited)

Reconciliation of the Company’s cash provided by operating activities to “free cash flow” (cash provided by operating activities, plus receipts from notes and equipment contract receivables, less additions to property and equipment. We believe this information is helpful to investors to determine our cash available for general corporate purposes and for the return of cash to stockholders pursuant to our capital allocation strategy, and is the same measure used by management for these purposes.

	Twelve Months Ended
	December 31,
	2015	2014
Cash flows provided by operating activities	$135,509	$118,524
Net receipts from notes and equipment contract receivables	13,403	8,287
Additions to property and equipment	(6,642)	(5,937)
Free cash flow	142,270	120,874

DineEquity, Inc. and Subsidiaries

Non-GAAP Financial Measures

(In millions)

(Unaudited)

Reconciliation of U.S. GAAP gross profit to segment EBITDA:

	Three months ended December 31, 2015
	Franchise - Applebee’s	Franchise - IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$51,367	$78,463	$5,002	$33,895	$2,573	$171,300
Expense	860	35,256	5,437	24,515	4	66,072
Gross profit	50,507	43,207	(435)	9,380	2,569	105,228
Plus:
Depreciation/amortization	2,572	—	85	3,229	—	5,886
Interest charges	—	—	103	3,374	—	3,477
Segment EBITDA	$53,079	$43,207	$(247)	$15,983	$2,569	$114,591

	Three months ended December 31, 2014
	Franchise - Applebee’s	Franchise - IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$47,028	$68,531	$15,447	$30,709	$2,698	$164,413
Expense	1,440	32,130	15,438	23,464	—	72,472
Gross profit	45,588	36,401	9	7,245	2,698	91,941
Plus:
Depreciation/amortization	2,598	—	537	3,245	—	6,380
Interest charges	—	—	97	3,528	—	3,625
Segment EBITDA	$48,186	$36,401	$643	$14,018	$2,698	$101,946

	Twelve months ended December 31, 2015
	Franchise - Applebee’s	Franchise - IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$202,274	$292,427	$47,905	$127,650	$10,844	$681,100
Expense	5,545	133,447	47,994	94,588	520	282,094
Gross profit	196,729	158,980	(89)	33,062	10,324	399,006
Plus:
Depreciation/amortization	10,365	—	578	12,849	—	23,792
Interest charges	—	—	396	13,524	—	13,920
Segment EBITDA	$207,094	$158,980	$885	$59,435	$10,324	$436,718

	Twelve months ended December 31, 2014
	Franchise - Applebee’s	Franchise - IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$195,600	$260,525	$62,454	$122,932	$13,477	$654,988
Expense	5,239	116,554	62,618	94,637	825	279,873
Gross profit	190,361	143,971	(164)	28,295	12,652	375,115
Plus:
Depreciation/amortization	10,421	—	2,092	13,184	—	25,697
Interest charges	—	—	393	14,716	—	15,109
Segment EBITDA	$200,782	$143,971	$2,321	$56,195	$12,652	$415,921

Restaurant Data

The following table sets forth, for the three and twelve months ended December 31, 2015 and 2014, the number of “Effective Restaurants” in the Applebee’s and IHOP systems and information regarding the percentage change in sales at those restaurants compared to the same periods in the prior year. Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company. However, we believe that presentation of this information is useful in analyzing our revenues because franchisees and area licensees pay us royalties and advertising fees that are generally based on a percentage of their sales, and, where applicable, rental payments under leases that may be partially based on a percentage of their sales. Management also uses this information to make decisions about future plans for the development of additional restaurants as well as evaluation of current operations.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(unaudited)
Applebee’s Restaurant Data
Effective Restaurants(a)
Franchise	2,020	1,988	2,004	1,986
Company	—	23	13	23
Total	2,020	2,011	2,017	2,009

System-wide(b)
Sales percentage change(c)	7.7%	3.4%	3.4%	1.3%
Domestic same-restaurant sales percentage change(d)	(2.5)%	2.8%	0.2%	1.1%

Franchise(b)(e)
Sales percentage change(c)	8.8%	3.3%	3.9%	1.4%
Domestic same-restaurant sales percentage change(d)	(2.5)%	2.7%	0.2%	1.1%
Average weekly domestic unit sales (in thousands)	$45.7	$45.9	$47.8	$47.4

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(unaudited)
IHOP Restaurant Data
Effective Restaurants(a)
Franchise	1,498	1,467	1,481	1,454
Area license	165	167	166	167
Company	11	11	12	11
Total	1,674	1,645	1,659	1,632

System-wide(b)
Sales percentage change(c)	11.9%	8.6%	8.1%	6.6%
Domestic same-restaurant sales percentage change(d)	1.4%	6.1%	4.5%	3.9%

Franchise(b)
Sales percentage change(c)	12.9%	8.8%	8.2%	6.7%
Domestic same-restaurant sales percentage change(d)	1.4%	6.1%	4.5%	3.9%
Average weekly domestic unit sales (in thousands)	$37.5	$36.6	$37.6	$36.0

Area License (b)
Sales percentage change(c)	2.2%	7.3%	5.9%	6.3%

(a)   “Effective Restaurants” are the weighted average number of restaurants open in a given fiscal period, adjusted to account for restaurants open for only a portion of the period. Information is presented for all Effective Restaurants in the Applebee’s and IHOP systems, which includes restaurants owned by the Company as well as those owned by franchisees and area licensees.

(b)   “System-wide” sales are retail sales at Applebee’s restaurants operated by franchisees and IHOP restaurants operated by franchisees and area licensees, as reported to the Company, in addition to retail sales at company-operated restaurants.  Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company. Unaudited reported sales for Applebee’s domestic franchise restaurants, IHOP franchise restaurants and IHOP area license restaurants for the three and twelve months ended December 31, 2015 and 2014 were as follows:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(In millions)
Reported sales (unaudited)
Applebee’s franchise restaurant sales	$1,198.1	$1,100.9	$4,711.9	$4,535.1
IHOP franchise restaurant sales	787.4	697.6	2,948.3	2,725.7
IHOP area license restaurant sales	66.7	66.0	280.9	265.2
Total	$2,052.2	$1,864.5	$7,941.1	$7,526.0

(c)   “Sales percentage change” reflects, for each category of restaurants, the percentage change in sales in any given fiscal period compared to the prior fiscal period for all restaurants in that category. The sales percentage change for the three and twelve months ended December 31, 2015 was impacted by a 14th and 53rd calender week, respectively, in the fiscal 2015 periods.

(d)   “Domestic same-restaurant sales percentage change” reflects the percentage change in sales, in any given fiscal period, compared to the same weeks in the prior year for domestic restaurants that have been operated throughout both fiscal periods that are being compared and have been open for at least 18 months. Because of new unit openings and restaurant closures, the domestic restaurants open throughout both fiscal periods being compared may be different from period to period. Same-restaurant sales percentage change does not include data on IHOP area license restaurants located in Florida.

(e)   The 2015 sales percentage change for Applebee’s franchise restaurants was impacted by the refranchising of 23 company-operated restaurants during 2015. The 2013 sales percentage change for Applebee’s franchise restaurants was impacted by the refranchising of 154 company-operated restaurants during 2012.

DineEquity, Inc. and Subsidiaries

Restaurant Data (unaudited)

The following table summarizes our restaurant development activity:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Applebee’s Restaurant Development Activity
Summary - beginning of period:
Franchise	2,018	1,987	1,994	1,988
Company	—	23	23	23
Total Applebee’s restaurants, beginning of period	2,018	2,010	2,017	2,011
Franchise restaurants opened:
Domestic	10	9	27	29
International	11	3	17	7
Total franchise restaurants opened	21	12	44	36
Franchise restaurants closed:
Domestic	(5)	(3)	(19)	(20)
International	(1)	(2)	(9)	(10)
Total franchise restaurants closed	(6)	(5)	(28)	(30)
Net franchise restaurant development	15	7	16	6
Refranchised from Company restaurants	—	—	23	—
Net franchise restaurant increase	15	7	39	6

Summary - end of period:
Franchise	2,033	1,994	2,033	1,994
Company	—	23	—	23
Total Applebee’s restaurants, end of period	2,033	2,017	2,033	2,017
IHOP Restaurant Development Activity
Summary - beginning of period:
Franchise	1,490	1,466	1,472	1,439
Area license	166	168	167	168
Company	11	10	11	13
Total IHOP restaurants, beginning of period	1,667	1,644	1,650	1,620
Franchise/area license restaurants opened:
Domestic franchise	20	7	44	34
Domestic area license	1	1	3	4
International franchise	3	3	8	18
International area license	—	—	—	—
Total franchise/area license restaurants opened	24	11	55	56
Franchise/area license restaurants closed:
Domestic franchise	(6)	(3)	(17)	(19)
Domestic area license	(2)	(2)	(5)	(4)
International franchise	—	—	—	(2)
International area license	—	—	—	(1)
Total franchise/area license restaurants closed	(8)	(5)	(22)	(26)
Net franchise/area license restaurant development	16	6	33	30
Refranchised from Company restaurants	—	—	3	4
Franchise restaurants reacquired by the Company	—	(1)	(3)	(2)
Net franchise/area license restaurant additions	16	5	33	32

Summary - end of period
Franchise	1,507	1,472	1,507	1,472
Area license	165	167	165	167
Company	11	11	11	11
Total IHOP restaurants, end of period	1,683	1,650	1,683	1,650